Exhibit 99.1
CanArgo Energy Corporation
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
Second Kazakhstan Exploration Success
November 28, 2005 – Almaty, Kazakhstan – CanArgo Energy Corporation (“CanArgo”) (OSE:CNR, AMEX:CNR) today announced that the second exploration well of the Akkulka exploration program in Kazakhstan has been successfully tested as a second new gas discovery.
The AKK05 well tested dry gas at a stabilised rate of 100,000 cubic metres (3.53 million cubic feet) per day on a 24 mm (60/64 inch) choke with a flowing tubing head pressure of 13 atmospheres (191 psig) using 73mm (2 7/8 inch) tubing. The AKK05 accumulation is located some 6.5 kilometres (4 miles) north of the Kyzyloi Gas Field.
Last week CanArgo announced that the first exploration well to be tested, AKK04, flow tested at stabilised rates of up to 90,000 cubic metres (3.18 million cubic feet) of dry gas per day on a restricted choke discovering a new gas deposit located some 20 kilometres (12.5 miles) east of the Kyzyloi Field.
The third exploration well in the program, AKK03, is cased and awaits testing as part of a co-ordinated testing program involving both exploration wells on the Akkulka block and development wells on the Kyzyloi Gas Field, with two more exploration wells planned to be drilled before year-end. The cost of each well is approximately $500,000-$600,000 and they are being drilled on a turnkey basis.
These discoveries have established new shallow gas deposits within the Akkulka Exploration Contract Area which surrounds the Kyzyloi Gas Field, and further proves the geological/geophysical model for these exploration targets which are identified as amplitude anomalies on seismic data. It is the intention to tie in these new discoveries to the Kyzyloi development, where first gas is currently planned for the end of Q2 2006.
Chairman and CEO, Dr. David Robson, commented, “We are delighted by the success of this second exploration well in Kazakhstan and at the quick progress this program is making. These discoveries should significantly increase the potential of our shallow gas development project in Kazakhstan.”
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia and in Kazakhstan.

The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
A registration statement relating to a proposed secondary offering of shares of the Company’s common stock has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
For more information please contact:
CANARGO ENERGY CORPORATION
Julian Hammond, Investor Relations Manager
Tel: +44 7740 576 139
Fax: +44 1481 729 982
e-mail: info@canargo.com
NORWAY
Regina Jarstein
Gambit H&K AS
Tel: + 47 95213451
USA
Michael Wachs
CEOcast.com
Tel: +1 212 732 4300